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Exhibit 4.15

        THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 19, 2004, among Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under this Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 4, 2003 providing for the issuance of an unlimited amount of 6 7/8% Senior Subordinated Notes due 2011 (the "Notes");

        WHEREAS, the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note to cure any ambiguity, defect or inconsistency;

        WHEREAS, the Company and the Guarantors desire to amend the Indenture as provided in this Supplemental Indenture to cure a defect in the Indenture;

        WHEREAS, the Company has delivered to the Trustee a resolution of its Board of Directors authorizing the execution of this Supplemental Indenture; and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing the parties hereto agree as follows:

        1.    Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    Definition.    Section 1.1 of the Indenture is amended by replacing the definition of "Shreveport Entities" in its entirety with the following new definition:

        "Shreveport Entities" means collectively, HWCC-Shreveport Inc., a Louisiana corporation, HCS I, Inc., a Louisiana corporation, HCS II Inc., a Louisiana corporation, Hollywood Casino Shreveport, a Louisiana partnership, Shreveport Capital Corporation, a Louisiana corporation, HCS-Golf Course LLC, a Delaware limited liability company, HWCC-Louisiana Inc., a Louisiana corporation and Shreveport Golf Company, a Delaware limited liability company.

        3.    Effectiveness.    This Supplemental shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.

        4.    New York Law to Govern.    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        5.    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        7.    The Trustee.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

        8.    Unity.    All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture. The Indenture, as amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PENN NATIONAL GAMING, INC.
By:	/s/ ROBERT IPPOLITO
Name: Robert Ippolito Title: Treasurer
THE GUARANTORS:
W-B DOWNS, INC.
By:	/s/ WILLIAM J. CLIFFORD
Name: William J. Clifford Title: President
WILKES BARRE DOWNS, INC.
By:	/s/ WILLIAM J. CLIFFORD
Name: William J. Clifford Title: President
HOLLYWOOD CASINO-AURORA, INC.
By:	/s/ KEVIN DESANCTIS
Name: Kevin DeSanctis Title: President

PNGI CHARLES TOWN FOOD & BEVERAGE LIMITED LIABILITY COMPANY
By:		/s/ RICHARD MOORE
Name: Richard Moore Title: Manager
BACKSIDE, INC.
By:		/s/ KEVIN DESANCTIS
Name: Kevin DeSanctis Title: President
PENN NATIONAL SPEEDWAY, INC.
By:		/s/ ROBERT IPPOLITO
Name: Robert S. Ippolito Title: Secretary and Treasurer
PENN NATIONAL GSFR, LLC.
By:		PENN NATIONAL GAMING, INC. Sole Member and Manager
	By:	/s/ ROBERT IPPOLITO
Name: Robert S. Ippolito Title: Vice President, Secretary and Treasurer

PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY
By:	PENN NATIONAL GAMING OF WEST VIRGINIA, INC., Managing Member
	By:	/s/ ROBERT IPPOLITO
Name: Robert S. Ippolito Title: Secretary and Treasurer
ALL OTHER GUARANTORS, LISTED ON SCHEDULE 1 HERETO
By:	/s/ ROBERT IPPOLITO
Name: Robert S. Ippolito Title: Treasurer
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ PHILIP KANE
Authorized Signatory

Schedule B

Guarantors

BSl, INC.
BTN, INC.
BACKSIDE, INC.
CHC CASINOS CORP.
CRC HOLDINGS, INC.
THE DOWNS RACING, INC.
EBETUSA.COM, INC.
HOLLYWOOD CASINO-AURORA, INC.
HOLLYWOOD CASINO CORPORATION
HOLLYWOOD MANAGEMENT, INC.
HWCC DEVELOPMENT CORPORATION
HWCC-HOLDINGS, INC.
HWCC-GOLF COURSE PARTNERS, INC.
HWCC-TRANSPORTATION, INC.
HWCC-TUNICA, INC.
LOUISIANA CASINO CRUISES, INC.
MILL CREEK LAND, INC.
MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION
NORTHEAST CONCESSIONS, INC.
PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY
PNGI CHARLES TOWN FOOD & BEVERAGE LIMITED LIABILITY COMPANY
PNGI POCONO, INC.
PENN BULLPEN, INC.
PENN BULLWHACKERS, INC.
PENN MILLSITE, INC.
PENN NATIONAL GAMING OF WEST VIRGINIA, INC.
PENN NATIONAL GSFR, LLC.
PENN NATIONAL HOLDING COMPANY
PENN NATIONAL SPEEDWAY, INC.
PENN SILVER HAWK, INC.
PENNSYLVANIA NATIONAL TURF CLUB, INC.
STERLING AVIATION, INC.
W-B DOWNS, INC.
WILKES BARRE DOWNS, INC.

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  Exhibit 4.15
Schedule B Guarantors